CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



                                SAMUEL F. MAY JR.
                           CERTIFIED PUBLIC ACCOUNTANT
                                                                   MEMBER: AICPA
                       23123 State Road 7, Suite 210 FICPA
                            Boca Raton, Florida 33428

                   Office: (561) 487-0670 Fax: (561) 852-1646




         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




Provence Capital Corporation, Inc..
22154 Martella Avenue
Boca Raton, FL 33433

I hereby consent to the use of my audit report dated February 2, 2000, in the form 10-SB of Provence Capital Corporation, Inc., for the period ending January 31, 2000.




Samuel F. May Jr.
Certified Public Accountant

February 2, 2000


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